Exhibit 11.3

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Royal Bancshares, Inc. (the “Company”) as an Annex to the Proxy Statement/Offering Circular relating to the proposed merger of the Company with Frontenac Bancshares, Inc. contained in the Registration Statement on Form 1-A, as filed with the Securities and Exchange Commission, and to references to such opinion and the quotation or summarization of such opinion in such Proxy Statement/Offering Circular and Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement/Offering Circular and Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill & Partners, L.P.
New York, New York
April 22, 2016

SANDLER O’NEILL + PARTNERS, L.P.

1251 Avenue of the Americas, 6th Floor, New York, NY 10020

T: (212) 466-7800 / (800) 635-6851

www.sandleroneill.com